NOT FOR DISTRIBUTION TO ANY PERSON LOCATED OR RESIDENT IN ITALY.

NOTHING IN THIS ANNOUNCEMENT CONSTITUTES AN OFFER OF SECURITIES FOR SALE IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO. THE CONSENT SOLICITATION IS MADE FOR THE SECURITIES OF A COMPANY OUTSIDE THE U.S. THE CONSENT SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A COUNTRY OTHER THAN THE U.S. THAT ARE DIFFERENT FROM THOSE OF THE U.S.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE U.S. FEDERAL SECURITIES LAWS, SINCE FUIB IS LOCATED IN A COUNTRY OTHER THAN THE U.S., AND ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF A COUNTRY OTHER THAN THE U.S. YOU MAY NOT BE ABLE TO SUE A COMPANY OUTSIDE THE U.S. OR ITS OFFICERS OR DIRECTORS IN A COURT OUTSIDE THE U.S. FOR VIOLATIONS OF THE U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A COMPANY OUTSIDE THE U.S. AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT'S JUDGMENT.

YOU SHOULD BE AWARE THAT FUIB MAY PURCHASE SECURITIES OTHERWISE THAN UNDER THE CONSENT SOLICITATION, SUCH AS IN THE OPEN MARKET OR IN PRIVATELY NEGOTIATED PURCHASES.

PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK" ("FUIB" OR THE "BORROWER") ANNOUNCES A CONSENT SOLICITATION IN RELATION TO THE OUTSTANDING U.S.$150,000,000 9.750 PER CENT. LOAN PARTICIPATION NOTES DUE 2010 (THE "ORIGINAL NOTES") AND THE U.S.$125,000,000 9.750 PER CENT. LOAN PARTICIPATION NOTES DUE 2010 WHICH ARE CONSOLIDATED AND FORM A SINGLE SERIES WITH THE ORIGINAL NOTES ISSUED BY, BUT WITHOUT RECOURSE TO, STANDARD BANK PLC ("THE ISSUER") FOR THE SOLE PURPOSE OF FUNDING A LOAN TO FUIB (THE "NOTES")

ISIN: XS0287015787     Common Code: 028701578     Swiss Security Number: 2922365

25 November 2009

Overview

FUIB has today provided a notice of a meeting (the "Notice of Meeting") of its intention to solicit (the "Solicitation") proxies from the beneficial holders of the outstanding Notes (the "Noteholders") to consider and, if thought fit, pass an extraordinary resolution (the "Extraordinary Resolution") at a meeting of Noteholders (the "Meeting") to approve amendments to (i) the terms and conditions of the Notes, (ii) the loan agreement dated 8 February 2007 entered into by the Issuer and FUIB relating to the Notes (the "Original Loan Agreement") as supplemented by a supplemental loan agreement dated 16 May 2007 (the "First Supplemental Loan Agreement", and the Original Loan Agreement as amended by the First Supplemental Loan Agreement, the "Loan Agreement") and
(iii) the trust deed dated 14 February 2007 entered into by the Issuer and the Trustee (as defined below) (the "Original Trust Deed") as supplemented by a supplemental trust deed dated 21 May 2007 (the "First Supplemental Trust Deed", and the Original Trust Deed, the "Trust Deed") (the "Amendments"), as more fully described in the Consent Solicitation Memorandum dated 25 November 2009 (the "Memorandum") (the "Proposal"). Noteholders who vote in favour of the Proposal in accordance with the Solicitation will, if the Extraordinary Resolution is passed and becomes effective and the Effective Date (as defined below) has occurred, receive the Partial Redemption Amount (as defined below) on the Partial Redemption Date (as defined below) together with interest accrued on the Partial Redemption Amount to such date.

The Notice of Meeting convening the Meeting at 10:00 a.m. (London time) on 15 December 2009 at the offices of Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom at which the

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Extraordinary Resolution to approve the Proposal and its implementation will be considered and, if thought fit, passed, has been published in accordance with the terms and conditions of the Notes.

The rapid deterioration of the Ukrainian economy amid the global economic slowdown has impacted FUIB's business. In particular, FUIB has been affected by a significant devaluation of the Ukrainian currency, the hryvnia, and increasing customers' defaults on its corporate and retail loan portfolio. As a result, FUIB has entered into negotiations with its creditors and Noteholders in order to undertake a comprehensive debt rescheduling.

Accordingly, it is proposed that the relevant provisions in the Loan Agreement and the corresponding provisions in the Trust Deed be amended such that:

     (1) the final maturity date of the Notes is extended from 16 February 2010 to 31 December 2014;

     (2) the repayment date of the loan to FUIB made upon and subject to the terms, conditions and provisions of the Loan Agreement (the "Loan") is extended from 16 February 2010 to 31 December 2014;

     (3) the rate of interest in the Notes is changed from 9.750 per cent. per annum to 11 per cent. per annum;

     (4) the rate of interest in the Loan is changed from 9.750 per cent. per annum to 11 per cent. per annum;

     (5)  a partial repayment clause is added under the Loan;

     (6) the frequency of the payment of interest under the Notes is changed from semi-annually to quarterly;

     (7) the frequency of the payment of interest in the Loan is changed from semi-annually to quarterly;

     (8) the minimum denomination of the Notes is changed from U.S.$100,000 to U.S.$90,000;

     (9)  a partial redemption is added under the Notes;

     (10) an event of default is added in the Loan;

     (11) the name of FUIB is changed from Close Joint-Stock Company "First Ukrainian International bank" to PUBLIC JOINT STOCK COMPANY "FIRST UKRAINIAN INTERNATIONAL BANK";

     (12) the definition of Permitted Security Interest in the Loan is amended; and

     (13) all other consequential changes to the Conditions, the Loan Agreement or the Trust Deed as are necessary or expedient to the modifications set out above in paragraphs (1) to (12) above are made.

Partial Redemption

Noteholders that submit a valid Electronic Voting Instruction in favour of the Extraordinary Resolution by no later than 10:00 a.m. (London time) on 11 December 2009, will be entitled to receive a partial redemption amount (the "Partial Redemption Amount") on the Partial Redemption Date (as defined below), providing that the Extraordinary Resolution is duly passed and becomes effective and the Effective Date occurs.

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The Partial Redemption Amount in respect of each such Noteholder will be an amount (rounded down to the nearest U.S.$1,000) equal to 8 per cent. of the aggregate principal amount in respect of which a valid Electronic Voting Instruction in favour of the Extraordinary Resolution has been received from such Noteholder.
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Such Noteholders will also receive on the Partial Redemption Date accrued interest on such Partial Redemption Amount from (and including) the Settlement Date to, but excluding, the Partial Redemption Date. The Partial Redemption Date will be 16 February 2010. By payment of the Partial Redemption Amount, such principal amount of Notes held by the relevant Noteholder as is equal to the Partial Redemption Amount will be redeemed by the Issuer.

Expected Timetable (assuming the Meeting is not adjourned)

Event                                           Date and Time

Expiration Date                                 10.00 a.m. on 11 December 2009

Deadline for Noteholders to deliver or
procure delivery to the Tabulation Agent of Electronic Voting Instructions in favour of the Extraordinary Resolution to be eligible to receive the Partial Redemption Amount.

Latest time for Noteholders to deliver a Revocation Instruction in respect of previously submitted Electronic Voting
Instructions. Noteholders who deliver a
Revocation Instruction (and do not
subsequently deliver an Electronic Voting
Instruction in favour of the Extraordinary
Resolution) will not be eligible to receive the Partial Redemption Amount.

Date and time of the Meeting                    10.00 a.m. on 15 December 2009

The announcement via the Clearing Systems of    As soon as reasonably
the results of the Meeting.                     practicable after the Meeting.

Effective Date                                  If the Extraordinary Resolution
                                                is passed, the date on which
                                                both the Second Supplemental
                                                Loan Agreement and Second
                                                Supplemental Trust Deed have
                                                become effective which should be
                                                no later than 29 December 2009.

Settlement Date                                 31 December 2009, subject to the
                                                Effective Date having occurred.

Settlement in respect of the Accrued Interest

Partial Redemption Date                         16 February 2010

Settlement in respect of the Partial
Redemption Amount

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
Noteholders are advised to refer to the Memorandum for meanings of defined terms in this announcement, the full terms of the Solicitation and the procedures related thereto. Capitalised terms used but not otherwise defined herein shall be deemed to have the same meanings as set out in the Memorandum.

Solicitation Agents

Any questions regarding the terms of the Proposal or the Solicitation may be directed to the Solicitation Agents at the addresses and telephone numbers specified below:

              HSBC BANK PLC                    ING BANK N.V., LONDON BRANCH
             8 Canada Square                           60 London Wall
             London E14 5HQ                           London EC2M 5TQ
             United Kingdom                            United Kingdom
  Attention: Liability Management Group       Attention: Global Debt Syndicate
   By telephone: +44 (0) 20 7991 5874        By telephone: +44 (0) 20 7767 5107
   By email: fuib-consent@hsbcib.com        By email: debt.syndicate@uk.ing.com
   By facsimile: +44 (0) 20 7991 4853        By facsimile: +44 (0) 20 7767 7284

Tabulation Agents

Noteholders may obtain copies of the Memorandum and Notice of Meeting from the Tabulation Agent:

                          LUCID ISSUER SERVICES LIMITED
                                 436 Essex Road
                                  London N1 3QP
                                 United Kingdom
                       By telephone: +44 (0) 20 7704 0880
                           By email: fuib@lucid-is.com
                         By facsimile: +44 (0) 7067 9098
                             Attention: Lee Pellicci

Neither the Solicitation Agents, the Tabulation Agent, the Trustee nor the Issuer takes any responsibility for the contents of this announcement and none of the Issuer, FUIB, the Solicitation Agents, the Tabulation Agent, the Trustee or any of their respective directors, employees or affiliates makes any representation or recommendation whatsoever regarding the Solicitation, or any recommendation as to whether Noteholders should provide their consent in the Solicitation. This announcement must be read in conjunction with the Memorandum. This announcement and the Memorandum contain important information which should be read carefully before any decision is made with respect to the Solicitation. If any Noteholder is in any doubt as to the action it should take, it is recommended to seek its own advice, including as to any tax consequences, from its stockbroker, bank manager, solicitor, accountant or other independent adviser.

THE PROPOSAL MADE BY THE BORROWER, WHICH RELATES TO THE MEETING BEING CONVENED BY THE ISSUER, IS NOT BEING MADE AND WILL NOT BE MADE IN OR INTO THE REPUBLIC OF ITALY. NEITHER THIS ANNOUNCEMENT NOR ANY OTHER DOCUMENT RELATING TO THE MEETING HAS BEEN PREPARED FOR PURPOSES OF ANY SOLICITATION OR OFFER TO PURCHASE NOTES IN THE REPUBLIC OF ITALY, AND THIS ANNOUNCEMENT AND SUCH OTHER DOCUMENTS MAY NOT BE DISTRIBUTED OR MADE AVAILABLE IN THE REPUBLIC OF ITALY FOR SUCH PURPOSE. NEITHER THIS ANNOUNCEMENT NOR ANY OTHER DOCUMENT RELATING TO THE MEETING HAS BEEN SUBMITTED TO THE CLEARANCE PROCEDURE OF THE COMMISSIONE NAZIONALE PER LE SOCIETA E LA BORSA (CONSOB) PURSUANT TO ITALIAN LAWS AND REGULATIONS.

The Consent Solicitation Memorandum is being sent to U.S. holders pursuant to an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Consent Solicitation has not been and will not be registered with the U.S. Securities and Exchange Commission (the "SEC"). The Notes have not been and will not be registered under the Securities Act or the securities law of any state or jurisdiction of the United States.

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